wavecom

SIERRA WIRELESS

HEART OF THE WIRELESS MACHINE®

Sierra Wireless and Wavecom Creating a Global Leader in Wireless Data December 2, 2008 Exhibit 99(a)(26)

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this presentation that are not based on historical facts constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian and French securities laws (“forward-looking statements”). These forward-looking statements are not promises or guarantees of future performance but are only predictions that relate to future events, conditions or circumstances or our future results, performance, achievements or developments and are subject to substantial known and unknown risks, assumptions, uncertainties and other factors that could cause our actual results, performance, achievements or developments in our business or in our industry to differ materially from those expressed, anticipated or implied by such forward-looking statements. Forward-looking statements in this presentation include all financial guidance for the fourth quarter of 2008, and all other disclosure regarding possible events, conditions, circumstances or results of operations that are based on assumptions about future economic conditions, courses of action and other future events. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. These forward-
looking statements appear in a number of different places in this presentation and can be identified by words such as “may”, “estimates”, “projects”,
“expects”, “intends”, “believes”, “plans”, “anticipates”, “continue”, “growing”, “expanding”, or their negatives or other comparable words. Forward-looking statements include statements regarding the offers for the shares, ADSs and OCEANEs of Wavecom, statements regarding the outlook for our future operations, plans and timing for the introduction or enhancement of our services and products, statements concerning strategies or developments, statements about future market conditions, supply conditions, end customer demand conditions, channel inventory and sell through, revenue, gross margin, operating expenses, profits, forecasts of future costs and expenditures, the outcome of legal proceedings, and other expectations, intentions and plans that are not historical fact. The risk factors and uncertainties that may affect our actual results, performance, achievements or developments are many and include, amongst others, our ability to develop, manufacture, supply and market new products that we do not produce today that meet the needs of customers and gain commercial acceptance, our reliance on the deployment of next generation networks by major wireless operators, the continuous commitment of our customers, and increased competition. These risk factors and others are discussed in Sierra Wireless’ and Wavecom’s respective filings and reports which may be found on SEDAR at www.sedar.com, on EDGAR at www.sec.gov, at the AMF’s website at amf-france.org, and in each of their other regulatory filings with the Securities and Exchange Commission in the United States and the Provincial Securities Commissions
in Canada. Many of these factors and uncertainties are beyond our control. Consequently, all forward-looking statements in this presentation are qualified by this cautionary statement and we cannot assure you that actual results, performance, achievements or developments that we anticipate will be realized. Forward-looking statements are based on management’s current plans, estimates, projections, beliefs and opinions and we do not undertake any obligation to update forward-looking statements should the assumptions related to these plans, estimates, projections, beliefs and opinions change, except as required by law.

Additional Information
The tender offers described here, which have not yet commenced, will be made for the ordinary shares, American depositary shares (the “ADSs”)
and convertible bonds (the “OCEANEs”) of Wavecom. This presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Wavecom securities. The solicitation and the offer to buy the shares, ADSs and OCEANEs of Wavecom will be made only pursuant to the offer to purchase and related materials that Sierra Wireless filed with the French Autorité des marchés financiers (the
“AMF”) as a note d’information, or the Tender Offer Statement on Schedule TO Sierra Wireless intends to file with the U.S. Securities and
Exchange Commission (the “SEC”). Wavecom security holders and other investors should read carefully the Tender Offer Statement on Schedule
TO and the note d’information, as well as the Schedule 14D-9 and note en réponse we expect Wavecom to file, and any amendments or supplements thereto, prior to making any decisions with respect to the tender offers because these documents contain, or will contain, important information, including the terms and conditions of the tender offer. Wavecom security holders and other investors will be able to obtain copies of these tender offer materials and any other documents filed with the AMF from the AMF’s website (www.amf-france.org.), and with the SEC, from the SEC’s website (www.sec.gov), in each case without charge. Such materials filed by Sierra Wireless will also be available for free at Sierra
Wireless’s website (www.sierrawireless.com).

4 Attendees Ronald Black CEO, Wavecom Dave McLennan CFO, Sierra Wireless Jason Cohenour CEO, Sierra Wireless Chantal Bourgeat CFO, Wavecom

An Attractive Friendly Offer
Sierra Wireless offering to acquire Wavecom
for €8.50 per share
• 108% premium to price of October 3rd
• 21% premium to Gemalto’s offer of October 6th
Wavecom is in full support of the transaction
• Company has signed a Memorandum of
Understanding and recommends the offer
• Founders have agreed to tender their shares in
support of the transaction
OCEANE bond holders are offered €31.93
per bond
• 2% premium over redemption value

Two Successful Wireless Innovators…
1993
1999
2000
Present
Founded in Vancouver, Canada
by two wireless entrepreneurs
Initial Public Offering on NASDAQ
and Toronto Stock Exchange
In 2000, reached revenue of
$54 million with 240 employees
Estimated revenue of
$574 million
(1)
with 532 employees
(3)
Founded in Paris, France
by wireless data pioneers
Initial Public Offering on NASDAQ
and Euronext
In 2000, reached revenue of
€66 million with 225 employees
Estimated revenue of
€138 million
(2)
with 509 employees
(3)
Notes:
(1)Current analyst consensus estimates for 2008   (2)  Broker estimate based on Fortis (22-10-08) and Natixis (23-10-08)  following Q3 announcement
(2)Wavecom  and Sierra Wireless employees as of September 30, 2008

…With Very Complementary Businesses
A global leader in wireless modems for
mobile computing and M2M
#1 market share in North America
• USB modems, PC cards
• M2M Gateways
• 3G embedded modules
Recognized technology leadership
• Advanced wireless standards
• Data performance and reliability
Key supplier to market leading mobile
network operations and OEMs globally
• Mobile computing, networking,
industrial automation, energy
A global leader in M2M embedded modules
and solutions
Most advanced and comprehensive product
offering in the industry
• M2M embedded modules and systems
• Application platforms and tools
Recognized innovation leadership
• Integrated devices – Wireless CPU
®
• Embedded intelligence – OpenAT, InSim
Strong position in key M2M verticals
• Automotive, security, energy, fleet mgmt
Strong relationships with global mobile
network operators

8 …To Create a Global Leader in Wireless Data A Natural Match to Join Forces…

CAGR: 36%
2007
2008
2009
2010
2011
2012
2013
Mobile Computing
M2M Embedded Modules
wavecom
SIERRA WIRELESS

Wireless Data is a Large and Growing Market
46
66
94
130
165
215
294
Global Cellular Wireless Data Market (millions of units)
• A market leader
• 2G/2.5G embedded modules
• Software solutions
• A market leader
• 3G embedded modules
• USB modems, PC cards
• M2M Gateways
Source:  ABI Research

Uniquely Positioned to Capture the Growth Opportunity
Most comprehensive product portfolio
in the industry
• PC adapters
• 2G, 3G and multi-mode modules
• M2M terminals, software and solutions
Significant presence
and market share in all regions globally
Strong relationships
with leading mobile network operators
Market leading OEM customers
in key segments
Clear leadership
in advanced wireless data technology and innovation
Unparalleled research and development
capabilities

Benefits For All Wavecom Stakeholders
Shareholders &
Bondholders
Customers
Employees
Friendly, supported deal
108% premium over October 3rd share price
All cash consideration
Global reach and support
Most advanced technology, products and services
Deep vertical application expertise
World class supply chain
Financial strength
Key position in high growth market
Truly global company
Career opportunities
Long term sustainability

Benefits For Sierra Wireless:  Aligned with Strategy
Establishes
global leadership position in wireless data – expands
aggressively into M2M embedded module & solutions market
Leverages
and builds on the company’s core capabilities
Diversifies
customer base and business lines
Expands
position in wireless data value chain
Strengthens
European and Asian presence & capabilities
Low integration risk
– cultural fit, friendly transaction, complementary

Combined Entity – Strong Platform for Shareholder Value
Strong financial position
•
Estimated combined revenue of nearly $750 million in 2008
•
Well capitalized
with no debt – ample liquidity based on estimated cash
Significant opportunity for synergies
•
Increased revenue growth
through complementary products, sales
channels, and geographical concentration
•
Combined product volume will help reduce product costs through increased scale and procurement savings

Details of the Transaction
Cash tender offer for all outstanding shares of Wavecom at €8.50 per share
• US dollar equivalent price to be offered for ADSs
• Total equity tender amount of €137M
OCEANE convertible bond tender offer at €31.93 per bond
• Total bond tender amount of €81M
Separate but concurrent French and U.S. tender offers
Minimum tender of 50% plus one voting right of outstanding voting rights
Customary merger control filings
Expect the transaction to close in the first quarter of 2009, subject to regulatory approvals

Financing
Total transaction value of €218 million
• Tender for all outstanding shares and OCEANEs
Sierra Wireless will use cash on its balance sheet and secure term facility to finance the acquisition
• €218 million Letter of Credit issued to guarantee offer
• Purchase of OCEANEs funded with term facility – acts as a bridge
• Share purchase funded with balance sheet cash
• Redemption of OCEANEs upon change of control will be used to repay the term facility
Upon closing, Sierra Wireless will be sufficiently capitalized to fund working capital and revenue growth
• Ample liquidity based on estimated pro-forma cash balance
• Access to committed line of credit, if needed

Support Agreements
Sierra Wireless and Wavecom have entered into a
Memorandum of Understanding (“MOU”)
• Wavecom fully supports the offer
• Board recommends that shareholders tender to Sierra Wireless’
offer, subject to independent appraiser opinion
• Joint cooperation on tender offer process and communication
• Non-solicitation, right to match and break-up fee
Founders agree to tender all of their shares to Sierra Wireless
• Represents 21% of shares outstanding

Most comprehensive product portfolio in the
industry
Significant presence and market share in all
regions globally
Strong relationships with leading mobile
network operators
Market leading OEM customers in key
segments
Clear leadership in advanced wireless data
technology and innovation
Unparalleled research and development
capabilities
Sierra Wireless and Wavecom – A Natural Match

18 Q&A